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                                                                  Exhibit 10.62

DAOHENGBANK

PRIVATE & CONFIDENTIAL

4 December 2001                                       Our Ref : D/P/CBD/0294/01

DSI  (HK)  Limited
Room 1401,  14/F.,
New T & T Centre,
Harbour City,
Tsim Sha Tsui,
Kowloon

Dear Sir(s) /Madam(s),

BANKING FACILITY (IES)

We refer to our recent discussions and are pleased to inform you that the following facility(ies) (the "Facility") will be made available to you on the specific terms and conditions outlined herein subject to our review from time to time. The Facility would be deemed to be continued on the same terms and conditions until and unless notice to the otherwise is advised to you.

        FACILITY (IES)                LIMIT (S)               TERMS & CONDITIONS

1.      Negotiation of             USD6,  000,000.00
        Export Bills
        under LC with
        discrepancies +
        Packing Loan

1a.     within facility item 1,
        Packing Loan               (USD2, 100, 000.00)      Against lodgement of valid
                                                            export Letters of Credit
                                                            Issued by Banks acceptable to
                                                            us. Maximum advance will be
                                                            limited to 35% of the value of
                                                            each L/C and tenor within 90 days
                                                            or L/C expiry date, whichever
                                                            is earlier; and will be
                                                            repayable from the proceeds on
                                                            negotiation of the relative
                                                            export bills.

OTHER TERMS AND CONDITIONS

Upon availability of the above Facility, debenture in favour of State Street Bank & Trust Company must be released.

The Facility is for financing the FOB sales of DSI (HK) Limited only and not the domestic sales of DSI Toys, Inc..

Arrangement fee for HKD10,000.00 will be charged, payable upon acceptance of this letter. Thereafter, unless and until the Facility is terminated or as otherwise advised to you, a review fee at the same amount or such other amount as we may at our entire discretion determine will be charged on a yearly basis.


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The Facility is subject to our overriding right of withdrawal and repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

The nature and the amount of the Facility granted or to be granted by us may be varied to such category(ies) and to such smaller or larger extent as we may at our absolute discretion determine from time to time with or without notice to you.

The rates of interest, fees and commission on the Facility is subject to fluctuation at our absolute discretion determined from time to time with or without notice to you and payable to the debit of your account with us. Late payment/settlement of any loan/advance with specified due/repayment date will be subject to an overdue interest charge at our then prevailing rate.

For the Facility adopting the prime rate, deposit rate or other specified rate(s) as the basis of interest rate determination, in the event that the prevailing interbank offer rate (HIBOR for Hong Kong Dollar loans, and LIBOR or SIBOR for loans in other currencies) is higher than the prime rate, deposit rate or other specified rate(s), we may at our entire discretion and without notice to you adopt the prevailing interbank offer rate in lieu of the prime rate, deposit rate or other specified rate(s) as the basis of interest rate determination.

As security for the above Facility, we require a corporate guarantee for USD6,000,000.00 from DSI Toys, Inc.. Please let us have the certified true copy of extract from the minutes of a meeting of the board of directors of DSI Toys, Inc. in relation to its extending the said guarantee to our Bank as security for the Facility granted or to be granted to DSI (HK) Limited by our Bank.

All legal costs and expenses incurred in connection with the preparation of security documentation of the above security and all incidental attendances thereto will be for your account.

By accepting this offer letter, you undertake and confirm that :

(a) annual bills business of not less than USD10,000,000.00 to be enrouted to us,

(b) at present, neither you nor any of the following parties have any relationship with the Bank's directors or employees:

      1) in case you are a limited company, any of your shareholders and directors;

      2)    in case you are a partnership, any of your partners; or

      3) in case the Facility is secured by guarantee(s) or security provided by other parties, any of such guarantor(s) or security provider(s);

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and that you will notify the Bank promptly in writing if you or any of the above parties (if any) become so related.

Your company is required to submit the latest annual audited (and, at our discretion, half yearly unaudited) financial statements for our records within six months from the relevant year end or half year end date of your financial year.

To signify your acceptance of the above terms and conditions as well as your authorization to us to proceed as above indicated, please sign and return to us the duplicate copy of this letter together with the enclosed documents as per attached schedule supported by a certified true copy of extract from the minutes of a meeting of your board of directors. The Facility will be available subject to all security documents being executed to our satisfaction.

This offer expires on 21 days from the date hereof.

Yours faithfully,
for DAO HENG BANK LIMITED


/s/ ROGER WONG                            /s/ DORIS TAM
---------------------------------        ----------------------------------
Roger Wong                               Doris Tam
Manager                                  Senior Manager
Asset Risk Management Division           Corporate Banking


                                         The above Facility and terms and
                                         conditions are acknowledged and
                                         accepted by


                                         /s/ ALFRED CHAN
                                         --------------------------------------
                                         DSI (HK) Limited   ALFRED CHAN
                                                            MANAGING DIRECTOR

                                         Signature Verified  /s/ CHRIS K.W. MAK
                                                            -------------------
                                                      (AUTHORIZED SIGNATURE)
                                                       NAME OF BANK OFFICER
                                                      (CHRIS K.W. MAK)